SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 13, 2009

Anaren, Inc.

(Exact name of registrant as specified in charter)

New York	000-6620	16-0928561
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6635 Kirkville Road, East Syracuse, New York	13057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (315) 432-8909

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On May 13, 2009, Anaren, Inc. (the “Company”) entered into Addendum #4 to the Employment Agreement with Carl W. Gerst, Jr., the Company’s Chief Technical Officer and Vice Chairman of the Board, effective as of June 30, 2009 (the “Addendum”).

Under the terms of the Employment Agreement, dated February 14, 2004, between the Company and Mr. Gerst (the “Employment Agreement”), Mr. Gerst’s term as the Company’s Chief Technical Officer would have expired on June 30, 2009 or such earlier date as provided in the Employment Agreement.  The Addendum extends the term of Mr. Gerst’s employment as a regular full time employee under the Employment Agreement through June 30, 2010 or such earlier date as may result pursuant to the terms of the Employment Agreement.

The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by reference to the Addendum attached to this Current Report on Form 8-K as Exhibit 10.1 and the Employment Agreement filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 3, 2004.  The Addendum and the Employment Agreement are incorporated by reference as if fully set forth herein and therein.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Addendum #4 to Employment Agreement with Carl W. Gerst, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: May 14, 2009
ANAREN, INC.

	By:	/s/ Lawrence A. Sala
Name: Lawrence A. Sala Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Addendum #4 to Employment Agreement with Carl W. Gerst, Jr.